News
April 12, 2018

Caterpillar contact:
Rachel Potts
Global Government & Corporate Affairs
Office: 224-551-4135
Mobile: 309-573-3444
Potts_Rachel_A@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Announces Executive Office Changes

DEERFIELD, Ill. – Following the announcement that Group President Rob Charter has elected to retire, Caterpillar Inc. (NYSE: CAT) announced today changes in responsibilities for two group presidents and the appointment of a new group president. All changes are effective June 1, 2018.
Bob De Lange to Become Group President of Customer & Dealer Support
Caterpillar Group President Bob De Lange, current Construction Industries group president, will oversee Customer & Dealer Support, replacing Charter.
“During his 25-year career with Caterpillar, Bob has delivered excellent results in leadership positions across Europe, the United States and Asia,” said Caterpillar CEO Jim Umpleby. “Throughout his career, Bob has built strong relationships with our dealers while holding a range of product and marketing positions. His diverse experience working with our dealer network makes him ideally suited to lead the Customer & Dealer Support group for Caterpillar.”
Tom Pellette to Become Group President of Construction Industries

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Caterpillar Group President Tom Pellette, current Energy & Transportation group president, will now lead Construction Industries, replacing De Lange.
“Tom delivered strong results during a challenging time for the industry when previously leading our Construction Industries organization, and with Bob De Lange’s move, Tom is best positioned to resume the leadership role for Construction Industries,” Umpleby said.
Ramin Younessi Appointed Group President of Energy & Transportation
Caterpillar’s board of directors has appointed Ramin Younessi a Caterpillar group president. Younessi will lead Caterpillar's Energy & Transportation group, replacing Pellette. Younessi is currently vice president of Caterpillar’s Industrial Power Systems Division (IPSD).
“Ramin’s extensive leadership experience prior to joining Caterpillar, combined with his outstanding leadership of IPSD for the last five years, make him a valuable addition to the Executive Office,” Umpleby said.
Younessi joined Caterpillar in 2013, bringing more than 25 years of outside senior leadership experience. Previous executive responsibility included product development, quality, purchasing and product planning with Navistar, as well as product development and planning for Daimler AG’s commercial vehicle division. Younessi has a bachelor’s degree in electrical engineering from the Rochester Institute of Technology and master’s degrees from Syracuse University and the University of Maryland.
Younessi's replacement will be named soon.

About Caterpillar
For more than 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2017 sales and revenues of $45.462 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three primary segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.

Forward-looking Statements
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“will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) our ability to develop, produce and market quality products that meet our customers’ needs; (vi) the impact of the highly competitive environment in which we operate on our sales and pricing; (vii) information technology security threats and computer crime; (viii) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (ix) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (x) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) union disputes or other employee relations issues; (xiii) adverse effects of unexpected events including natural disasters; (xiv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xvi) our Financial Products segment’s risks associated with the financial services industry; (xvii) changes in interest rates or market liquidity conditions; (xviii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xix) currency fluctuations; (xx) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xxi) increased pension plan funding obligations; (xxii) alleged or actual violations of trade or anti-corruption laws and regulations; (xxiii) international trade policies and their impact on demand for our products and our competitive position; (xxiv) additional tax expense or exposure including the impact of U.S. tax reform; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) new regulations or changes in financial services regulations; (xxvii) compliance with environmental laws and regulations; and (xxviii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.